[Letterhead of Coopers & Lybrand L.L.P.]

                                           April 10, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by North Lily Mining Company, copy attached, which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A, Amendment No-1, as part of the Company's Form 8-K report for the month of March, 1997. We agree with the statements concerning the Firm in such Form 8-K.


                                           Very truly yours,


                                           /s/Coopers & Lybrand L.L.P.


                                           Coopers & Lybrand L.L.P.


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